UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2026
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LEONARDO DRS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-41565	13-2632319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
(Address of principal executive offices)
(703) 416-8000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	DRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Proxy Holder Director
On March 6, 2026, David W. Carey informed the Board of Directors (the “Board”) of Leonardo DRS, Inc. (the “Company”) of his decision to retire from the Board at the end of his proxy holder term on March 31, 2026. Mr. Carey’s decision is not due to any disagreement with the Company on any matter relating to its operations, policies, or practices. Mr. Carey has served on the Board since 2009 and currently serves as Chair of the Government Security Committee and a member of both the Audit Committee and Nominating and Corporate Governance Committee. The Company would like to formally extend its gratitude to Mr. Carey for his service and contributions to the Company and the Board.
Appointment of Proxy Holder Director
On March 5, 2026, the Defense Counterintelligence Security Agency approved the Company’s majority stockholder’s, Leonardo US Holding, LLC (“US Holding”), appointment of Reuben Jeffery III as a Class C proxy holder director and election to the Board for a term beginning on April 1, 2026 and expiring March 31, 2029. Mr. Jeffery will fill the vacancy resulting from Mr. Carey’s retirement, as described above. The appointment was made pursuant to the amended and restated proxy agreement, dated as of March 1, 2025, by and among, the Company, US Holding, Leonardo International S.p.A, an Italian società per azioni, the individual proxy holders who are signatories thereto and their successors, and the U.S. Department of War (the “Proxy Agreement”).
The Board appointed Mr. Jeffery as a member of the Audit, Nominating and Corporate Governance, and Government Security Committees effective on April 1, 2026.
Mr. Jeffery will serve until the Company’s 2026 annual meeting of stockholders and the election and qualification of his successor or, if earlier, his death or resignation from the Board.
Mr. Jeffery served as President and Chief Executive Officer and member of the board of directors of Rockefeller & Co. from 2010 to 2018. Previously he served seven years in the U.S. government in a variety of positions, including as Under Secretary of State for Economic, Energy and Agricultural Affairs and Chairman of the U.S. Commodity Futures Trading Commission. Prior to that, Mr. Jeffery spent eighteen years at Goldman Sachs & Co., becoming Managing Partner of the Goldman Sachs European Financial Institutions Group in 1992, and then Managing Partner of the Goldman Sachs Paris office in 1997.
There are no arrangements or understandings between Mr. Jeffery and any other person pursuant to which Mr. Jeffery was elected as a director of the Company, nor does Mr. Jeffery have any direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K.
Mr. Jeffery will receive the standard compensation received by non-employee directors. This compensation arrangement is described in the Company’s definitive proxy statement on Schedule 14A filed on April 23, 2025 with the U.S. Securities and Exchange Commission.
A copy of the news release announcing the election of Mr. Jeffery to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events.
On March 5, 2026, US Holding, pursuant to the Proxy Agreement, extended the term of, and reappointment of, Dr. Louis Brothers as proxy holder director to the Board. The appointment is effective April 1, 2026. Mr. Brothers’ term as a proxy holder director was due to expire on March 31, 2026. Mr. Brothers was reappointed as a Class C proxy holder director through March 31, 2029, or if earlier, his death or resignation from the Board.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Leonardo DRS, Inc. News Release dated March 10, 2026 (New Director).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEONARDO DRS, INC.
(Registrant)

Date: March 10, 2026	By:	/s/ Mark A. Dorfman
Mark A. Dorfman
Executive Vice President, General Counsel and Secretary